UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ___)

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

Robinhood Ventures Fund I

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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P.O. BOX 8016, CARY, NC 27512-9903 Robinhood Ventures Fund I Annual Meeting of Shareholders Friday, November 20, 2026 9:00 AM, Pacific Time Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/RVI for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/RVI For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/RVI To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before November 10, 2026. Meeting Materials: Notice of Meeting and Proxy Statement Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting To Be Held Virtually On November 20, 2026 For Shareholders of record as of September 21, 2026 To order paper materials, use one of the following methods. Internet: www.investorelections.com/RVI Call: 1-866-648-8133 Email: paper@investorelections.com * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Robinhood Ventures Fund I Annual Meeting of Shareholders THE BOARD OF TRUSTEES RECOMMENDS A VOTE: FOR ON PROPOSAL 1 PROPOSAL The election of two (2) trustees of the Fund, to hold office until the annual meeting of shareholders in 2029 or until their successors shall have been duly elected and qualified; and 1.01 Meredith Whitney 1.02 Shiv Verma The transaction of such other business as may properly come before the Meeting or any postponements or adjournments thereof.